CONTINUING CONTRACT OF GUARANTY

          WHEREAS   ROTHERWOOD CORPORATION, hereinafter referred
to as Debtor, has applied for credit and/or is presently indebted
or obligated to    MARK TWAIN KANSAS CITY BANK    hereinafter
referred to as Bank, and

          WHEREAS to induce Bank to extend credit to Debtor and/or to presently refrain from making demand on Debtor and to otherwise pursue Bank's legal remedies against Debtor, the undersigned, hereinafter referred to as Guarantor, has agreed to guaranty the credit of Debtor pursuant to and in strict accordance with the terms and conditions hereinafter set forth.

          NOW, therefore, in consideration of the sum of $1.00 to Guarantor paid by Bank, the extension of credit to Debtor by Bank and/or Bank's presently refraining from making demand on Debtor and otherwise pursuing Bank's legal remedies against Debtor and other good and valuable considerations, receipt of which is hereby acknowledged, it is agreed as follows:

1. Guarantor does hereby for himself, his heirs, executors, administrators, successors and assigns, unconditionally guaranty on a continuing basis to Bank, its successors and assigns, the prompt, faithful and full payment, when due, of any and all loans, advances, indebtedness and obligations of any kind or nature now or hereafter owing by Debtor to Bank, evidenced by promissory note, or notes, negotiable or non-negotiable, drafts, acceptances, commercial paper, letters of credit, leases, contracts, or any other written instruments together with any and all renewals, extensions and modifications thereof hereinafter collectively referred to as Liabilities or, in the singular, Liability, and whether Liabilities are unsecured or secured by collateral pledge or in any manner.

2. Guarantor shall, upon demand, when due or matured in accordance with the provisions of any instrument or document executed by Debtor in connection with Liabilities, pay to Bank, its successors and assigns, the amount of any Liability, irrespective of the validity, regularity or enforceability of any instrument or writing evidencing such Liability or of the Liability itself, said payment to be made upon the maturity of such Liability or at any earlier time by reason of Bank's power of acceleration and if the Liability is secured, said payment shall be made irrespective of the validity, regularity or enforceability of any instrument or writing evidencing such security or of the security itself and it shall not be necessary for Bank to resort to such security before enforcing Guarantor's liability hereunder. Demand may be made upon Guarantor for the enforcement of the guaranty without the necessity of action at any time by Bank against Debtor. Any action taken by Bank against Debtor, including foreclosure of any security held by Bank, shall in no event be considered a waiver of any rights against Guarantor under this guaranty and Bank shall, at its sole discretion, have the right at any time to discontinue any action or proceedings against Debtor and require full payment by Guarantor of Liabilities together with attorney's fees, cost of the proceedings and court costs. Any recovery by Bank against Debtor, whether by settlement, execution or foreclosure of collateral, shall be credited against Guarantor's liability hereunder, it being however agreed that a compromise and settlement of any Liability shall, in no sense, compromise or settle Guarantor's liability hereunder, but Guarantor shall continue to be liable for any difference between the full amount of Liabilities and the net proceeds of any amounts realized by Bank from Debtor.

3. Guarantor does hereby waive presentment of any instrument, demand for payment, protest and notice of non-payment and Guarantor waives all rights arising out of any statute now existing or hereafter enacted with respect to suretyship and which may otherwise require Bank at any time to take legal action against Debtor. Guarantor does hereby waive notice of the acceptance of this guaranty and notice of any Liability contracted or incurred by Debtor.

4. Bank may, without notice to Guarantor, renew, extend, modify or otherwise change the time for payment of, or otherwise change the terms (including the rate of interest) of any loan or indebtedness of Debtor forming part of Liabilities and may from time to time at its own discretion, without notice to Guarantor, release, substitute, diminish or exchange any security or securities, property or chose in action held by it as collateral in connection with any Liability without in any way affecting Guarantor's obligation hereunder.

5. Guarantor does further guarantee the liability of Debtor to Bank in any capacity arising out of (1) the sale, negotiation or discount with or without recourse, transfer or assignment by Debtor to Bank of accounts receivable, commercial paper, notes, whether negotiable or non-negotiable, leases, contracts or any instrument, (2) any obligation or liability of Debtor to Bank arising out of Debtor's guaranty of or liability for the indebtedness, liability or obligations of others, (3) overdrafts and (4) in general, in connection with any and all indebtedness, obligations and liabilities of Debtor to Bank, not herein otherwise described, irrespective of the kind and nature thereof or whether in existence upon the date of these presents or at any time hereafter all of which liabilities of Debtor to Bank shall also be Liabilities, or, in the singular, Liability as hereinbefore or hereinafter set forth.

6. This guaranty shall continue in full force and be binding upon Guarantor and Bank may continue to act in reliance hereon until the actual receipt by an officer of Bank of written notice from Guarantor not to give further accommodation hereunder. However, notwithstanding receipt of such notice by Bank, this guaranty shall so continue in full force and effect with respect to any loans or advances Bank has committed or is otherwise obligated to make to or for the account of Debtor arising out of a commitment or obligation existing at the time of receipt of such notice of termination. Furthermore, Bank may renew, extend or otherwise modify any loan or indebtedness of Debtor forming part of Liabilities after receipt of such notice of termination without affecting the obligations of Guarantor hereunder (except to the extent that the principal amount of any indebtedness is increased, but in such an instance the obligations of Guarantor hereunder shall remain in full force and effect except for the increase amount of the Liabilities).

7. Guarantor does hereby give and grant unto Bank, as security for Guarantor's liability and obligations hereunder, a lien, with full right of setoff, upon any deposit or other account of Guarantor with Bank and all securities and property of any kind and of whatsoever nature belonging to Guarantor or in which Guarantor has any right, title or interest and which, for any purpose, have come into the possession, custody or control of Bank.

8. The word Guarantor, as used herein, shall designate one or more Guarantors. In the event that more than one Guarantor is a party to these presents, the liability of each Guarantor shall be joint and several, each Guarantor to be fully liable hereunder irrespective of the death, incapacity or other disqualification of the other Guarantor or Guarantors and Bank may proceed against one or less than all of the Guarantors, such proceeding not being deemed an election, and Bank may, at any time thereafter in the event full payment has not been realized, proceed against the other Guarantor or Guarantors. Bank may release any Guarantor hereon or any other surety of Debtor without affecting the liability hereunder of any Guarantor not released by Bank.

9. Guarantor will not exercise any rights which Guarantor may acquire by way of subrogation under this guaranty, by any payment made hereunder or otherwise, until all of the Liabilities shall have been paid in full and Bank shall be under no duty to extend credit to or for the benefit of Debtor. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Liabilities shall not have been paid in full, such amount(s) shall be held in trust for the sole benefit of Bank and shall forthwith be paid to Bank to be applied to the Liabilities, whether matured or unmatured, in accordance with the terms of any documents, instruments or agreements given by Debtor to the Bank evidencing or relating to the Liabilities.

10. This guaranty shall continue to be effective or be reinstated, as the case may be, if (i) at any time any payment of any of the Liabilities is rescinded or must otherwise be returned by the Bank upon the insolvency, bankruptcy or reorganization of the Debtor or otherwise, all as though such payment had not been made, or (ii) this guaranty is released or the liability of Guarantor hereunder is reduced in consideration of a payment of money or transfer of property or grant of a security interest by the Guarantor or any other person or entity and such payment, transfer or grant is rescinded or must otherwise be returned by the Bank upon the insolvency, bankruptcy or reorganization of such person or entity or otherwise, all as though such payment, transfer or grant had not been made.

11. If any provision of this guaranty or the application thereof in any jurisdiction and/or to any person, entity or circumstance shall be invalid or unenforceable to any extent, the remainder of this guaranty and the application of such provisions in such jurisdiction and/or to other persons, entities or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law in any other jurisdiction and/or to any other persons, entities or circumstances. This Continuing
contract of guaranty is a   KANSAS   contract and shall be
governed by and construed according to the laws of the State of KANSAS .

12. If Bank presently holds one or more guaranties from Guarantor or hereafter receives additional guaranties from Guarantor, the rights of Bank under all guaranties shall be cumulative. This guaranty shall not affect or invalidate any such other guaranties. The liability of the Guarantor will be the aggregate liability of Guarantor under the terms of this guaranty and any other unterminated guaranties.

13. The liability of Guarantor in all cases shall extend to and shall also include all reasonable costs of collection, including but not limited to, court costs, attorneys' fees and collection agency fees, except to the extent prohibited by Kansas Statute.

IN WITNESS THEREOF, this instrument has been duly executed by the
undersigned this   27TH day of    AUGUST, 1996.

                                   CRAMER

                                    By:  /s/  Gary Rubin
             WITNESS                    Gary Rubin, secretary



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